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                                                          								Exhibit 15


Securities and Exchange Commission
450 Fifth Street, Northwest
Washington, D.C.  20549
Attention:  Document Control

RE:     The Southland Corporation Form 10-Q

We are aware that our report dated July 31, 1995 on our review of the condensed consolidated balance sheet of The Southland Corporation and Subsidiaries as of June 30, 1995, the related condensed consolidated statements of operations for the three-month and six-month periods ended June 30, 1995 and 1994, and the condensed consolidated statements of cash flows for the six-month periods ended June 30, 1995 and 1994, included in this Form 10-Q, is incorporated by reference in the following registration statements:

                                                							   REGISTRATION NO.

    On Form S-8 for:

       Post-Effective Amendment No. 3 to The Southland
       	 Corporation Equity Participation Plan                 33-23312

       Post-Effective Amendment No. 1 to The Southland
       	 Corporation Grant Stock Plan                          33-25327

Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.




COOPERS & LYBRAND L.L.P.
Dallas, Texas
August 2, 1995





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